                                                                    Exhibit 10.2

                          SECOND AMENDED AND RESTATED

                             EMPLOYMENT AGREEMENT


     This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is made this 13th day of August, 2001, between Thaddeus J. Malik ("Employee") and Lante Corporation and any existing or future assigns or subsidiaries owned or controlled, directly or indirectly by Lante and for whom Employee works ("Lante").

                                   RECITALS
                                   --------

     WHEREAS, Employee and Lante previously entered into the employment agreements listed on the attached Annex I (collectively, the "Prior Employment Agreement") and Employee has received one or more option grants as set forth in the attached Annex I (together with any option grants received by Employee from Lante after the date hereof, the "Option Grants").

     WHEREAS, in consideration of Employee's employment or continued employment by Lante, Employee's wages or salary and other employee benefits in compensation of Employee's services, Employee and Lante wish to amend and restate the Prior Employment Agreement in its entirety and amend each of the option agreements relating to the Option Grants as set forth below.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lante and Employee agree as follows:

1. Employment. Employee will serve as Vice President and General Counsel of Lante, reporting to the Chief Executive Officer. Employee agrees to use his best efforts and abilities to promote the interests of Lante. Lante hereby agrees to employ Employee as further defined in this Agreement. Except as provided in this Agreement, Lante agrees to pay Employee's salary, at the rate agreed to from time to time, and to confer upon Employee Lante's standard health insurance, paid time off (four weeks vacation, sick and personal time), and retirement plan benefits, all as governed by its "Employee Handbook" and other plan documents, as the same may be amended by Lante from time to time.

2. Inventions. (a) As used herein, "Inventions" means discoveries, improvements and ideas (whether or not shown or described in writing or reduced to practice) and works of authorship, whether or not patentable or copyrightable, (i) which relate directly to the business of Lante, (ii) which relate to Lante's actual or demonstrably anticipated research or development, (iii) which result from any work performed by Employee for Lante, (iv) for which equipment, supplies, facility or trade secret information of Lante is used, or (v) which is developed on any Lante time. This section does not apply to any invention developed by Employee prior to Employee's employment by Lante, provided that such invention is listed and described in an exhibit attached to and made part of this Agreement.

          (b) With respect to Inventions made, authored or conceived by Employee, either solely or jointly with others, during Employee's employment, whether or not during normal working hours and whether or not at Lante's premises, Employee acknowledges and agrees that all such works are "works made for hire" and, consequently, that the Company owns all copyright and other rights thereto. Employee further agrees that it will (i) will keep accurate, complete and timely records of such Inventions, which records shall be Lante's property and be retained on Lante's premises; (ii) promptly and fully disclose and describe such Inventions in writing to Lante; (iii) assign, and does hereby assign, to Lante all of Employee's rights to such Inventions and to patents, copyrights, and applications therefore with respect to such Inventions; and (iv) acknowledge and deliver promptly to Lante (without charge to Lante but at the expense of Lante) such written instruments and do such other acts as may be necessary in the opinion of Lante to obtain and preserve such property rights and to vest the entire right and title thereto in Lante.

          (c) Employee will cooperate with Lante in the execution of any documents which effect the assignment of Inventions or rights thereto which may be required by a Lante clients or other third party, provided that such requirement is no broader than the requirements of Section 2(b) above.

          (d) Pursuant to the provisions of the Illinois Employee Patent Act, 765 ILCS 1060/2, Employee acknowledges receipt of notice that this assignment does not apply to an invention for which no equipment, supplies, facility, or trade secret of the Company was used and which was developed entirely on Employee's own time, unless (a) the invention relates (i) to the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Employee for the Company.

3. Confidential Information. (a) During the term of Employee's employment by Lante and any time thereafter, except in the course of performing Employee's employment duties for Lante, Employee will not use, disclose, reveal or report any Confidential Information of Lante, of Lante's past or current clients, or of other parties which have disclosed confidential or proprietary information to Lante. As used herein, "Confidential Information" means information not generally known that is proprietary to Lante, its clients or other parties, including but not limited to information about any clients, prospective clients, sales proposals, employees, processes, operations, products, services, organization, research, development, accounting, marketing, applications, selling, servicing, finance, business systems, computer systems, software systems and techniques. All information disclosed to Employee, or to which Employee obtains access, whether originated by Employee or by others, which Employee has reasonable basis to believe to be Confidential Information, or which is treated by Lante or its clients or other parties as being Confidential Information, shall be presumed to be Confidential Information.

          (b) Employee will cooperate with Lante in the execution of any personal confidentiality agreement which may be required by a Lante clients or other third party, provided that such agreement is no broader in its provisions to the requirements of Section 3(a) above.

4. Nonsolicitation. During the Nonsolicitation Period (defined below) Employee shall not, without Lante's written consent, directly nor indirectly, by or for himself or as the agent of another or through others as Employee's agents (i) solicit or accept any business for the type of services typically performed by Lante from any client for whom Lante has performed any services or issued any proposals in the two (2) year period prior to such solicitation or acceptance,
(ii) request, induce or advise any such client to withdraw, curtail or cancel its business with Lante or (iii) solicit for employment, employ, or engage as a consultant any person who had been an employee of Lante at any time within the six (6) months prior to such solicitation or engagement.

     The "Nonsolicitation Period" immediately follows Employee's termination of employment, and is based upon the position held by the Employee immediately prior to such termination:

     . For Vice Presidents, Managing Directors, Directors, and Principals the period is two (2) years following termination of employment;

     . For Managers, including Architects, the period is one (1) years following termination of employment;

     . For all other positions the period is six (6) months following termination of employment.

5. Return of Lante Property. Upon termination of employment, Employee shall return to Lante all copies of any Confidential Information (whether in paper, electronic or any other form) as well as all hardware, software, books, documentation, files, keys, keycards, company credit cards, records, lists and any other information or property owned by Lante within Employee's possession or control, including all copies thereof.

6. Injunctive Relief. In the event of a breach or threatened breach of Sections 2, 3, 4 or 5 by Employee, Lante shall be entitled, without posting of a bond, to an injunction restraining such breach, an accounting and repayment of profits, compensation, commission, remuneration or other benefits that Employee, directly or indirectly, may realize as a result of such violation and to reimbursement of any attorneys' fees and costs incurred by Lante as a result of such breach. Nothing herein shall be construed as prohibiting Lante from pursuing any other remedy available to it for such breach.

7. Compensation

     (a) Employee shall receive a base salary of $212,250 per year, to be payable bi-weekly (as such amount may be increased from time to time, the "Base Salary"). Additionally, Employee shall be eligible for a performance-based bonus with targeted cash of $60,000 annually (as such amount is increased from time to time, the "Bonus"), which shall be based on criteria to be determined by the Chief Executive Officer.

     (b) Employee has received the Option Grants set forth on Annex I to purchase shares of Lante common stock. Notwithstanding anything to the contrary contained in any option agreement or option plan governing the Option Grants, in the event of a Change in Control (as such term is defined in the Lante Corporation 2001 Stock Incentive Plan as in effect on the date hereof), the time periods relating to the exercise or vesting of the Option Grants shall automatically be accelerated by twelve months. Except as expressly modified in this Agreement, the remaining terms of such option agreements and the plans governing those options will remain in full force and effect and will govern the exercisability of such options.

8. Term. (a) Employment under this Agreement may be terminable by either Lante or Employee without cause with a minimum of two (2) weeks prior notice, or may be terminable by Lante for cause without prior notice. Upon notice of termination other than by Lante for cause, Lante may (i) require Employee to continue to perform his duties hereunder on Lante's behalf during such notice period, (ii) limit or impose reasonable restrictions on Employee's activities during such notice period as it deems necessary, or (iii) choose any date within the notice period as the effective date of Employee's termination at any time during such notice period. If, at any time during the notice period, Lante chooses a date as the effective date of such termination, Lante will not be obligated to pay Employee's compensation for any period beyond such resignation acceptance date except as provided in the next sentence. In the event of termination by Lante without cause, following the effective date of termination, Employee shall be entitled to receive: (i) nine months of Employee's Base Salary, (ii) three-quarters of Employee's Bonus, and (iii) 9 months continuation of company paid medical and dental insurance benefits at existing coverage levels for Employee and his family (if applicable). Any amounts payable under clauses (i) or (ii) of the prior sentence will be payable within 14 days following the effective date of termination. For purposes of this Agreement, cause means criminal activity, dishonesty, breach of the Employee's fiduciary duties to Lante, breach of this Agreement or failure to perform to Lante's standards. If Employee either is placed in a substantially different role within Lante, is forced to relocate from Chicago, Illinois, receives a reduction in Base Salary or Bonus or is subject to a substantially changed reporting relationship, then Employee may terminate his employment and deem such event to be considered "termination by Lante without cause." Notwithstanding anything to the contrary contained herein, the aforementioned severance benefits may be conditioned on execution of a release agreement acceptable to Lante in its sole discretion.

     (b) Sections 2 through 6 of this Agreement shall survive termination of employment.

8. General Provisions. This Agreement may be assigned by Lante and shall inure to the benefit of Lante's successors and assigns. If any term, provision, covenant or agreement hereof is held by a court to be invalid, void or unenforceable, the remainder of the terms hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. This Agreement contains the entire contract between the parties. All prior agreements between the parties regarding such matters or Employee's employment (including without limitation the Prior Employment Agreement) are superseded hereby and terminated. This Agreement may be executed in one or more counterparts.

In Witness Whereof, the undersigned have executed this Agreement as of August 13, 2001.


EMPLOYEE

/s/ Thaddeus J. Malik
-------------------------------


LANTE CORPORATION

/s/ Marla Mellies
-------------------------------

Marla Mellies
-------------------------------
Printed Name

Vice President, Human Resources
-------------------------------
Title

                                    ANNEX I

Prior Employment Agreements: Employment Agreement between Employee and Lante, dated April 26, 2000, and Amended and Restated Employment Agreement between Employee and Lante dated August 13, 2001.

Option Grants:
--------------

     ---------------------------------------------------------------------------
     Grant Date  Exercise Price  Original Number of        Vesting Schedule
                                       Shares
     ---------------------------------------------------------------------------
      04/26/00   $19.25          60,000               25% vested 1 year after
                                                      issuance, additional
                                                      2.08333% vested each month
                                                      thereafter
     ---------------------------------------------------------------------------
      01/01/01   $1.375          30,000               2.777% monthly after
                                                      issuance
     ---------------------------------------------------------------------------
      07/01/01   $0.950          21,225               8.333% monthly after
                                                      issuance
     ---------------------------------------------------------------------------
      07/09/01   $0.880          50,000               25% vested 1 year after
                                                      issuance, additional
                                                      2.08333% vested each month
                                                      thereafter
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------